Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of Salesforce, Inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2024.

Name of Entity	Jurisdiction
Salesforce Argentina S.R.L.	Argentina
Vlocity AR SRL	Argentina
ClickSoftware Australia Pty Ltd	Australia
Datorama Australia Pty Ltd	Australia
ExactTarget Pty. Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
SFDC Austria GmbH	Austria
SFDC Netherlands B.V. Belgium Branch	Belgium
Atonit Tecnologia Da Informação Ltda	Brazil
ClickSoftware Brazil Solucoes em Gestao de Forcas de Trabalho Ltda.	Brazil
Salesforce Tecnologia, Ltda.	Brazil
Acumen Solutions Consulting Canada, Inc.	Canada
Mobify Research and Development Inc.	Canada
salesforce.com Canada Corporation	Canada
Tableau Canada Co.	Canada
Traction Enterprise Co.	Canada
Compass Acquisition II Corp.	Cayman Islands
Salesforce Chile SpA	Chile
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
salesforce.com Information Technology (Shanghai) Co., Ltd. Beijing Branch	China
Tableau (China) Co., Ltd. Guangzhou Branch	China
Tableau (China) Co., Ltd.	China
Tableau (China) Co., Ltd. Beijing Branch	China
SFDC Colombia S.A.S	Colombia
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
salesforce.com France S.A.S.	France
SFDC France Data Centre Sárl	France
ClickSoftware Central Europe GmbH	Germany
Datorama GmbH	Germany
ExactTarget GmbH (in liquidation)	Germany
MuleSoft Germany GmbH (in liquidation)	Germany
salesforce.com Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
salesforce.com Hong Kong Limited	Hong Kong
ClickSoftware India Private Limited	India
salesforce.com India Private Limited	India
Salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Bengaluru Branch	India
salesforce.com India Private Limited Hyderabad Branch	India

Name of Entity	Jurisdiction
salesforce.com India Private Limited Mumbai Branch	India
Slack Technologies India LLP	India
Tableau Software India Pvt. Ltd.	India
Traction on Demand India Private Limited	India
Vlocity Cloud Applications India Private Limited	India
PT Salesforce Solutions Indonesia	Indonesia
SFDC Ireland Limited	Ireland
Slack Technologies Limited	Ireland
Tableau International, Unlimited Company	Ireland
Bonobot Technologies Ltd.	Israel
ClickSoftware Professional Services Ltd.	Israel
ClickSoftware Technologies Ltd.	Israel
Datorama Technologies Ltd.	Israel
salesforce.com Israel Ltd.	Israel
Vlocity Cloud Computing Israel Ltd.	Israel
salesforce.com Italy S.r.l.	Italy
Datorama Japan Inc.	Japan
Salesforce Japan Co., Ltd.	Japan
Salesforce Korea Limited	Korea, Republic of
SFDC Mexico S. de R.L. de C.V.	Mexico
Salesforce Technologies Morocco	Morocco
SFDC International Holding B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway
SFDC Portugal, Unipessoal LDA	Portugal
Datorama Singapore Pte. Ltd.	Singapore
salesforce.com Singapore Pte. Ltd.	Singapore
Tableau Asia Pacific Pte. Ltd. (in liquidation)	Singapore
SFDC South Africa (Pty) Limited	South Africa
salesforce Systems Spain, S.L.	Spain
SFDC Sweden AB	Sweden
Lintao SA (in liquidation)	Switzerland
Salesforce GFO Sarl	Switzerland
salesforce.com sarl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Salesforce.com (Thailand) Co., Ltd.	Thailand
Salesforce Middle East FZ-LLC	United Arab Emirates
ClickSoftware Europe Limited	United Kingdom
Datorama UK Ltd.	United Kingdom
Salesforce UK Limited	United Kingdom
Salesforce.org EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
450 Mission LLC	United States of America

Name of Entity	Jurisdiction
Acumen Solutions, Inc.	United States of America
Airkit, LLC	United States of America
BeyondCore, LLC	United States of America
ClickSoftware, Inc.	United States of America
Computable Insights LLC	United States of America
Demandware, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC	United States of America
Heroku, Inc.	United States of America
Krux Digital, LLC	United States of America
Little Ohana LLC	United States of America
MuleSoft International, LLC	United States of America
MuleSoft, LLC	United States of America
Narrative Science LLC	United States of America
Phennecs, LLC	United States of America
Quip, LLC	United States of America
Rimeto, Inc.	United States of America
Salesforce Communications, LLC	United States of America
Salesforce Holdings LLC	United States of America
Salesforce IL Holdings, Inc.	United States of America
Salesforce Investments LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
salesforce.org, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
SFDC Worldwide Holdings, Inc.	United States of America
Slack Fund LLC	United States of America
Slack Technologies, LLC	United States of America
Tableau Federal, Inc.	United States of America
Tableau Software, LLC	United States of America
Tomax, LLC	United States of America
Traction on Demand US LLC	United States of America
Troops, LLC	United States of America
Twin Prime, Inc.	United States of America
Vlocity, LLC	United States of America